                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



               Date of Report (date of earliest event reported):
                                April 23, 1998



                             MAC-GRAY CORPORATION
            (Exact name of Registrant as specified in its charter)



          Delaware                011-13495           04-3361982
 (State or other jurisdiction    (Commission        (I.R.S. Employer
       of incorporation)         File Number)      Identification No.)


                     22 Water Street, Cambridge, MA 02141
             (Address of principal executive offices and zip code)


                                (617) 492-4040
             (Registrant's telephone number, including area code)
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Item 2.   Acquisition or Disposition of Assets
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(a)  On April 23, 1998, Mac-Gray Corporation, a Delaware corporation (the
"Registrant"), acquired Copico, Inc., a Massachusetts corporation ("Copico"), through the purchase by Mac-Gray Services, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant ("Mac-Gray Services"), of one hundred percent of the outstanding capital stock of Copico. The acquisition was completed pursuant to a Stock Purchase Agreement, dated as of March 31, 1998 (the "Copico Agreement"), by and among Mac-Gray Services, Copico and certain stockholders.

     In consideration and pursuant to the Copico Agreement, the Registrant issued 250,000 shares of its common stock, par value $.01 per share (the "Registrant's Common Stock"), valued at approximately $4.2 million based upon the closing price of the Registrant's Common Stock (NYSE: TUC) on April 23, 1998. The cash portion of the purchase price was approximately $11.1 million, including the payment of approximately $6.1 million of debt.

     The funds used to pay the cash portion of the consideration were comprised primarily of borrowings under the Registrant's $90 million senior secured revolving and term loan credit facility with State Street Bank and Trust Company, CoreStates Bank and BankBoston, N.A. (the "Credit Facility").

     Copico is a major provider of card and coin-operated reprographics equipment and services to the academic and public library markets in New England, New York and Florida. Copico provides and services copiers, laser printers and microform reader-printers for libraries of colleges, universities and graduate schools. Copico also is the sole provider of reprographics services to the New York public library system, as well as other public libraries.

(b) On April 24, 1998, the Registrant acquired through Mac-Gray Services, one hundred percent of the outstanding capital stock of Amerivend Corporation, a Florida corporation, and the assets of Amerivend Southeast Corporation, a Georgia corporation (together with Amerivend Corporation, "Amerivend"). The acquisition was completed pursuant to a Stock and Asset Purchase Agreement, dated as of March 4, 1998 (the "Amerivend Agreement"), by and among Mac-Gray Services, Amerivend, Gerald E. Pulver and the Gerald E. Pulver Grantor Retained Annuity Trust.

     Pursuant to the Amerivend Agreement, the purchase price was approximately $33.3 million in cash, including the payment of approximately $6.8 million of debt. A portion of the purchase price, $1.5 million, is being held in escrow to satisfy any potential claims in accordance with the Amerivend Agreement. The funds used to pay the purchase price were comprised primarily of borrowings under the Credit Facility.

     Amerivend is a provider of card and coin-operated laundry equipment in Florida and Georgia. Amerivend also is the principal distributor of Maytag Corporation's commercial laundry products in Alabama, Florida and Georgia.

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Item 5.   Other Events
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     On April 24 and 27, 1998, the Registrant issued the press releases attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
-------   ------------------------------------------------------------------

     (a) Financial Statements of Businesses Acquired

     To the extent required by this Item, financial statements of the businesses acquired will be filed by the Registrant by amendment of this Current Report on Form 8-K no later than July 7, 1998.

     (b) Pro Forma Financial Information

     To the extent required by this Item, pro forma financial information will be filed by the Registrant by amendment of this Current Report on Form 8-K no later than July 7, 1998.

     (c)  Exhibits

Exhibit No.    Description
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2.1            Stock Purchase Agreement, dated as of March 31, 1998, by and among Mac-Gray Services, Inc., Copico, Inc. and certain stockholders, is incorporated by reference herein to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 9, 1998 (Reg. No. 333-49795).

2.2 Stock and Asset Purchase Agreement, dated as of March 4, 1998, by and among Mac-Gray Services, Inc., Amerivend Corporation, Amerivend Southeast Corporation, Gerald E. Pulver and the Gerald
               E. Pulver Grantor Retained Annuity Trust. Pursuant to Item 601(b)(2) of Regulation S-K, the Schedules referred to in the Stock and Asset Purchase Agreement are omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted Schedule to the Commission upon request.

99.1 Press release announcing the completion of the acquisition by Mac-Gray Services, Inc. of the outstanding capital stock of Copico, Inc., dated April 24, 1998.

99.2 Press release announcing the completion of the acquisition by Mac-Gray Services, Inc. of the outstanding capital stock of Amerivend Corporation and the assets of Amerivend Southeast Corporation, dated April 27, 1998.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 8, 1998           MAC-GRAY CORPORATION


                              By:   /s/ Patrick A. Flanagan
                                   --------------------------------------
                                   Patrick A. Flanagan
                                   Executive Vice President and Secretary

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                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

2.1 Stock Purchase Agreement, dated as of March 31, 1998, by and among Mac-Gray Services, Inc., Copico, Inc. and certain stockholders, is incorporated by reference herein to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 9, 1998 (Reg. No. 333-49795).

2.2 Stock and Asset Purchase Agreement, dated as of March 4, 1998, by and among Mac-Gray Services, Inc., Amerivend Corporation, Amerivend Southeast Corporation, Gerald E. Pulver and the Gerald
               E. Pulver Grantor Retained Annuity Trust. Pursuant to Item 601(b)(2) of Regulation S-K, the Schedules referred to in the Stock and Asset Purchase Agreement are omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted Schedule to the Commission upon request.

99.1 Press release announcing the completion of the acquisition by Mac-Gray Services, Inc. of the outstanding capital stock of Copico, Inc., dated April 24, 1998.

99.2 Press release announcing the completion of the acquisition by Mac-Gray Services, Inc. of the outstanding capital stock of Amerivend Corporation and the assets of Amerivend Southeast Corporation, dated April 27, 1998.




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